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                                                                     Exhibit 5.1



                       [LETTERHEAD OF STANLEY S. STROUP
                     EXECUTIVE VICE PRESIDENT AND GENERAL
                       COUNSEL OF WELLS FARGO & COMPANY]


October 6, 1999


Board of Directors
Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94163

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-4 (File No. 333-86323) (the "First Registration Statement") of Wells Fargo & Company, a Delaware corporation (the "Company"), pursuant to which the Company registered under the Securities Act of 1933 (the "Securities Act") 1,750,000 shares of its common stock, par value $1-2/3 per share ("Common Stock"), and associated preferred stock purchase rights, which are proposed to be issued in connection with the merger of a wholly-owned subsidiary of the Company with Texas Bancshares, Inc. (the "Merger").

The Company is proposing to register under the Securities Act an additional 350,000 shares of Common Stock and associated preferred stock purchase rights (such shares and rights collectively referred to as the "Shares") also for issuance in connection with the Merger. In connection therewith, I have examined such corporate records and other documents, including the registration statement on Form S-4 relating to the Shares (the "Second Registration Statement") and the First Registration Statement, the contents of which have been incorporated by reference into the Second Registration Statement, and have reviewed such matters of law as I have deemed necessary for this opinion, and I advise you that in my opinion:

  1. The Company is a corporation duly organized and existing under the laws of the state of Delaware.

  2. All necessary corporate action on the part of the Company has been taken to authorize the issuance of the Shares in connection with the Merger, and, when issued as described in the First Registration Statement, the Shares will be legally and validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the registration statement.

Sincerely,

/s/ Stanley S. Stroup